                                                                     EXHIBIT 2.1

                                                                  CONFORMED COPY
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                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                              THE REGISTRY, INC.

                                      AND

                             ARI ACQUISITION CORP.

                                      AND

                          APPLICATION RESOURCES, INC.



                          Dated as of October 30, 1996


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

                               TABLE OF CONTENTS

ARTICLE I

     THE MERGER............................................................... 1
          SECTION 1.1  The Merger............................................. 1
          SECTION 1.2  Escrow; Stockholder Representative; Company Closing
          Certificate......................................................... 2
          SECTION 1.3  Effective Time......................................... 3
          SECTION 1.4  Effect of the Merger................................... 3
          SECTION 1.5  Articles of Incorporation, By-Laws..................... 3
          SECTION 1.6  Directors and Officers................................. 3
          SECTION 1.7  Effect on Capital Stock................................ 4
          SECTION 1.8  Exchange of Certificates............................... 5
          SECTION 1.9  Stock Transfer Books................................... 7
          SECTION 1.10  No Further Ownership Rights in Company Common Stock... 7
          SECTION 1.11  Lost, Stolen or Destroyed Certificates................ 7
          SECTION 1.12  Tax and Accounting Consequences....................... 8
          SECTION 1.13  Taking of Necessary Action; Further Action............ 8
          SECTION 1.14  Material Adverse Effect............................... 8
          SECTION 1.15  Projected Closing Date Balance Sheet; Additional
          Consideration, Etc.................................................. 8

ARTICLE II

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................... 11
          SECTION 2.1  Organization and Qualification........................ 11
          SECTION 2.2  Articles of Incorporation and By-Laws................. 11
          SECTION 2.3  Capitalization........................................ 11
          SECTION 2.4  Authority Relative to this Agreement.................. 12
          SECTION 2.5  No Conflict; Required Filings and Consents............ 13
          SECTION 2.6  Compliance, Permits................................... 14
          SECTION 2.7  Financial Statements.................................. 14
          SECTION 2.8  Absence of Certain Changes or Events.................. 14
          SECTION 2.9  No Undisclosed Liabilities............................ 15
          SECTION 2.10  Absence of Litigation................................ 15
          SECTION 2.11  Employee Benefit Plans, Employment Agreements........ 15
          SECTION 2.12  Labor Matters........................................ 16
          SECTION 2.13  Restrictions on Business Activities.................. 17
          SECTION 2.14  Title to Property.................................... 17
          SECTION 2.15  Taxes................................................ 17
          SECTION 2.16  Environmental Matters................................ 18

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
          SECTION 2.17  Intellectual Property................................ 19
          SECTION 2.18  Immigration Compliance............................... 19
          SECTION 2.19  Insurance............................................ 20
          SECTION 2.20  Accounts Receivable.................................. 20
          SECTION 2.21  Pooling Matters...................................... 20
          SECTION 2.22  Brokers.............................................. 20
          SECTION 2.23  Change in Control Payments........................... 20
          SECTION 2.24  Expenses............................................. 21
          SECTION 2.25  Full Disclosure...................................... 21

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................. 21
          SECTION 3.1  Organization and Qualification; Subsidiaries.......... 21
          SECTION 3.2  Charter and By-Laws................................... 21
          SECTION 3.3  Authority Relative to this Agreement.................. 22
          SECTION 3.4  No Conflict, Required Filings and Consents............ 22
          SECTION 3.5  SEC Filings; Financial Statements..................... 23
          SECTION 3.6  Pooling Matters....................................... 23
          SECTION 3.7  Ownership of Merger Sub; No Prior Activities.......... 23

ARTICLE IV

     CONDUCT OF BUSINESS PENDING THE MERGER.................................. 24
          SECTION 4.1  Conduct of Business by the Company Pending the Merger. 24
          SECTION 4.2  No Solicitation....................................... 26

ARTICLE V

     ADDITIONAL AGREEMENTS................................................... 27
          SECTION 5.1  Stockholder Meeting................................... 27
          SECTION 5.2  Access to Information; Confidentiality................ 27
          SECTION 5.3  Consents; Approvals................................... 27
          SECTION 5.4  Agreements with Respect to Affiliates................. 27
          SECTION 5.5  Stockholder Agreement and Investment Letter........... 28
          SECTION 5.6  Notification of Certain Matters....................... 28
          SECTION 5.7  Further Action/Tax Treatment.......................... 28
          SECTION 5.8  Public Announcements.................................. 28
          SECTION 5.9  Conveyance Taxes...................................... 29
          SECTION 5.10  Pooling Accounting Treatment......................... 29
          SECTION 5.11  Listing of Parent Shares............................. 29
          SECTION 5.12  Eligibility for Subchapter S Election................ 29

ARTICLE VI

     CONDITIONS TO THE MERGER................................................ 29
          SECTION 6.1  Conditions to Obligation of Each Party to Effect the
          Merger............................................................. 29
          SECTION 6.2  Additional Conditions to Obligations of Parent and
          Merger Sub......................................................... 30
          SECTION 6.3  Additional Conditions to Obligation of the Company.... 32

ARTICLE VII

     TERMINATION............................................................. 33
          SECTION 7.1  Termination........................................... 33
          SECTION 7.2  Effect of Termination................................. 34
          SECTION 7.3  Fees and Expenses..................................... 34

ARTICLE VIII

     GENERAL PROVISIONS...................................................... 34
          SECTION 8.1  Indemnification....................................... 34
          SECTION 8.2  Survival, Etc......................................... 37
          SECTION 8.3  Notices............................................... 37
          SECTION 8.4  Certain Definitions................................... 38
          SECTION 8.5  Amendment............................................. 39
          SECTION 8.6  Waiver................................................ 39
          SECTION 8.7  Headings.............................................. 39
          SECTION 8.8  Severability.......................................... 39
          SECTION 8.9  Entire Agreement...................................... 40
          SECTION 8.10  Assignment; Guarantee of Merger Sub Obligations...... 40
          SECTION 8.11  Parties in Interest.................................. 40
          SECTION 8.12  Failure or Indulgence Not Waiver; Remedies Cumulative 40
          SECTION 8.13  Governing Law........................................ 40
          SECTION 8.14  Counterparts......................................... 40

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of October 30, 1996 (this "Agreement"), among The Registry, Inc., a Massachusetts corporation ("Parent"), ARI Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Application Resources, Inc., a California corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the Boards of Directors of Parent and Merger Sub have each approved the merger of Merger Sub with and into the Company (the "Merger") in accordance with the applicable provisions of the California General Corporation Law (the "CGCL") upon the terms and subject to the conditions set forth herein;

     WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

     WHEREAS, pursuant to the Merger, all of the outstanding shares (the "Shares") of the Company's common stock, no par value (the "Company Common Stock"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.8(b)), upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

     SECTION 1.1  The Merger.

     (a) Effective Time. At the Effective Time (as defined in Section 1.3), and subject to and upon the terms and conditions of this Agreement and the CGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
7.1 and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the consummation of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Heller, Ehrman, White & McAuliffe, Palo Alto, California, unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date").

     SECTION 1.2 Escrow; Stockholder Representative; Company Closing
Certificate.

     (a) Escrow. At the Effective Time, Parent shall deliver to State Street Bank and Trust Company, or any successor escrow agent appointed pursuant to the Escrow Agreement (as hereinafter defined) (the "Escrow Agent"), 5% of the Parent Shares to be issued pursuant to Section 1.7(a) and to be issued upon the exercise of all Company Stock Options as adjusted pursuant to Section 1.7(d), to be held and applied in accordance with the Escrow Agreement.

     (b) Stockholder Representative. The stockholders, by virtue of their approval of the Agreement, will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time, William Campbell (together with his or its permitted successors, the "Stockholder Representative"), as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on him or it under any such agreement, to waive any terms and conditions of any such agreement (other than the Merger Consideration), to give and receive notices on their behalf and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any claim, action or proceeding for which the Parent or the Merger Sub may be entitled to indemnification and the Stockholder Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable. The Stockholder Representative shall not be liable for any action taken or not taken by him or it in connection with his or its obligations under this Agreement (i) with the consent of Stockholders who, as of the date of this Agreement, owned
66 2/3 in number of the outstanding shares of Common Stock (treating the Preferred Stock on an as-converted basis) or (ii) in the absence of his or its own gross negligence or wilful misconduct. If William Campbell shall be unable or unwilling to continue to serve as the Stockholder Representative, then Marc Steuer shall be the Stockholder Representative. If Marc Steuer shall be unable or unwilling to serve in such capacity, then his or its successor shall be named by those persons holding 66 of the shares of Common Stock outstanding (treating the Preferred Stock on an as-converted basis) at the Effective Time who shall serve and exercise the powers of Stockholder Representative hereunder.

     (c) Company Closing Certificate. At the Closing, the Company shall deliver to Parent a certificate, in form and substance satisfactory to Parent and signed by its Chief Executive Officer and Chief Financial Officer (the "Company Closing Certificate"), certifying (i) that all outstanding shares of Preferred Stock have been converted into shares of Company Common Stock and (ii) the number of outstanding shares of Company Common Stock, as of the Closing Date.

     SECTION 1.3 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a duly executed and delivered copy of the Merger Agreement in the form attached hereto as Exhibit
1.3 (the "Merger Agreement") as contemplated by the CGCL (the "Certificate of Merger"), with the Secretary of State of the State of California, in such form as required by, and executed in accordance with the relevant provisions of, the CGCL (the time of such filing being the "Effective Time").

     SECTION 1.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Merger Agreement and the applicable provisions of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.5  Articles of Incorporation, By-Laws.

     (a) Articles of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the CGCL and such Articles of Incorporation.

     (b) By-Laws. Unless otherwise determined by Parent prior to the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the CGCL, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

     SECTION 1.6 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.7 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the following securities:

     (a) Conversion of Securities. Each share of Company Common Stock shall be converted into the right to receive that number of shares of Parent's common stock, no par value (in the aggregate, the "Parent Shares") as is equal to the quotient of 1,600,527 divided by the total number of shares of Company Common Stock (on a fully diluted basis) issued and outstanding at the Effective Time (the "Exchange Ratio"). The Exchange Ratio is subject to adjustment prior to the Closing in accordance with Section 1.15(b). For the purposes of this Agreement, the "Average Price" shall mean $39.6625.

     (b) Cancellation. Each Share held in the treasury of the Company, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

     (c) Shares of Dissenting Holders. Notwithstanding anything to the contrary contained in this Agreement, any holder of Company Common Stock with respect to which dissenters' rights, if any, are granted by reason of the merger under the CGCL and who does not vote in favor of the Merger and who otherwise complies with Chapter 13 of the CGCL ("Company Dissenting Shares") shall not be entitled to receive shares of Parent Common Stock pursuant to Section 1.7(a) hereof, unless such holder fails to perfect, effectively withdraws or loses his right to dissent from the Merger under the CGCL. Such holder shall be entitled to receive only the payment provided for by Chapter 13 of the CGCL. If any such holder so fails to perfect, effectively withdraws or loses his or her dissenters' rights under the CGCL, his or her Company Dissenting Shares shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive shares of Parent Common Stock pursuant to Section 1.7(a). Any payments relating to the Company Dissenting Shares shall be made solely by the Surviving Corporation and no funds or other property have been or will be provided by Merger Sub or any of Parent's other direct or indirect subsidiaries for such payment.

     (d)  Stock Options.

          (i) At the Effective Time, each outstanding option to purchase Company Common Stock (a "Stock Option"), whether vested or unvested, shall be deemed assumed by Parent and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option prior to the Effective Time, the number (rounded down to the nearest whole number) of Parent Shares as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable), at a price per share equal to (x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the number of Parent Shares deemed purchasable pursuant to such Stock Option.

          (ii) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Stock Option shall continue in effect on the same terms and conditions.

          (iii) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery pursuant to the terms set forth in this Section 1.7(d).

          (iv) Subject to any applicable limitations under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), Parent shall as expeditiously as possible following the Effective Time file a Registration Statement on Form S-8 (or any successor form), with respect to the shares of Parent Common Stock issuable upon exercise of the Stock Options, and the Parent shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses relating thereto) for so long as such options shall remain outstanding.

     (e) Capital Stock of Merger Sub. Each share of common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

     (f) Fractional Shares. No certificates or scrip representing less than one Parent Share shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"). In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of Certificates for exchange shall be paid upon such surrender cash (without interest) determined by multiplying (i) the Average Price by (ii) the fractional interest of Parent Common Stock to which such holder would otherwise be entitled. As soon as practical after determining the amount of cash, if any, to be paid to former holders of Company Common Stock with respect to any fractional shares of Parent Common Stock, the Exchange Agent shall promptly pay such amounts to such holders in accordance with Article I. Parent will make available to the Exchange Agent the cash necessary for this purpose.

     SECTION 1.8  Exchange of Certificates.

     (a) Exchange Agent. Parent shall supply, or shall cause to be supplied, to or for the account of The First National Bank of Boston, N.A. (the "Exchange Agent"), in trust for the benefit of the holders of Company Common Stock, for exchange in accordance with this Section 1.8, through the Exchange Agent, certificates evidencing the Parent Shares issuable pursuant to Section 1.7 in exchange for outstanding Shares. All of the Parent Shares issued in the Merger shall be issued as of and be deemed to be outstanding as of the Effective Time. Parent shall cause all such Parent Shares to be issued in connection with the Merger to be duly authorized, validly issued, fully paid and nonassessable.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify that are not inconsistent with the terms of this Agreement), and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing Parent Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole Parent Shares which such holder has the right to receive in accordance with the provisions of Section 1.7(a) (as adjusted, if applicable, pursuant to Section 1.15(b)) in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.8(c), and (C) cash in respect of fractional shares as provided in
Section 1.7(f) (the Parent Shares, dividends, distributions and cash being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, the Merger Consideration may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.8(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends and subject to Section 1.7(f), to evidence the ownership of the number of full Parent Shares into which such shares of Company Common Stock shall have been so converted.

     (c) Distributions With Respect to Unexchanged Parent Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares they are entitled to receive until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares.

     (d) Transfers of Ownership. If any certificate for Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Parent Shares in any name other than that of the registered holder of the certificate surrendered, or have established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (e) No Liability. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law following the passage of time specified therein.

     (f) Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

     SECTION 1.9 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company.

     SECTION 1.10 No Further Ownership Rights in Company Common Stock. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     SECTION 1.11 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Shares as may be required pursuant to Section 1.7 as well as the other Merger Consideration as provided in this Article; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     SECTION 1.12 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     SECTION 1.13 Taking of Necessary Action; Further Action. Subject to and upon the terms and conditions hereof, each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such reasonable, lawful and necessary action.

     SECTION 1.14 Material Adverse Effect. When used in connection with the Company, or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, (a) is or is reasonably likely to be materially adverse to the business, assets, properties, financial condition or results of operations of the Company or Parent and its subsidiaries, as the case may be, in the case of the Parent taken as a whole, or (b) is or is delaying or preventing or is reasonably likely to delay or prevent, the consummation of the transactions contemplated hereby.

     SECTION 1.15 Projected Closing Date Balance Sheet; Additional Consideration, Etc.

     (a) Projected Closing Date Balance Sheet. Two days prior to the Closing Date, the Company shall prepare and deliver to the Parent a projected unaudited balance sheet (the "Projected Closing Date Balance Sheet") for the Company as of the close of business on the day prior to the Closing Date together with a certificate of the Chief Financial Officer of the Company as to such officer's best estimate of the amount of stockholders' equity expected on the Closing Date. The certificate shall include a calculation of the projected aggregate increase or decrease in the Company's total stockholders' equity as of the Closing Date from the Company's June 30, 1996 unaudited balance sheet; provided, that the projected amount of the increase in the amount of stockholders' equity, if any, shall not exceed $2,000,000 (plus the proceeds from the sale of any equity interests of the Company after the date hereof). The Company will prepare the Projected Closing Date Balance Sheet in accordance with generally accepted accounting principles on a basis consistent with the Financial Statements (as hereinafter defined) modified as set forth in Section 2.8(c)-(e) of the Company Disclosure Schedule; provided, however, that the Projected Closing Date Balance
                     --------  -------
Sheet shall also include (i) a liability in the amount of $40,000 in respect of the matters set forth in Section 2.10 of the Company Disclosure Schedule or, in the event any or all of such matters are settled prior to the preparation of the Projected Closing Date Balance Sheet, the liability shall be appropriately adjusted as agreed to by the parties, (ii) a liability in the amount of $275,000 in respect of management performance bonuses (in the aggregate, "Performance Bonuses") payable to certain members of the Company's management and (iii) a liability in the amount of $34,000 in respect of relocation reimbursement expenses payable to Ron English (whether or not such provisions are in accordance with generally accepted accounting principles or are otherwise consistent with the preparation of the Financial Statements).

     (b) Adjustment to Exchange Ratio. Immediately prior to the Effective Time, the Exchange Ratio shall be adjusted in accordance with this Section 1.15(b). If the Company's total stockholders' equity on the Projected Closing Date Balance Sheet exceeds the amount reflected on the June 30, 1996 balance sheet, the Exchange Ratio shall be increased by the quotient obtained by dividing (x) such excess (provided that such excess shall not exceed $2,000,000 (plus the proceeds from the sale of any equity interests of the Company after the date hereof)) divided by the average of the closing price of Parent Common Stock for the five trading days ending one day prior to the Closing (the "Closing Average Price") by (y) the number of shares of Company Common Stock used in calculating the Exchange Ratio in Section 17(a). If the Company's total stockholders' equity on the Projected Closing Date Balance Sheet is less than the amount reflected on the June 30, 1996 balance sheet, the Exchange Ratio shall be decreased by the quotient obtained by dividing (x) such shortfall divided by the Closing Average Price by (y) the number of shares of Company Common Stock used in calculating the Exchange Ratio in Section 17(a).

     (c) Final Closing Date Balance Sheet. If the Parent has any objections to the Projected Closing Date Balance Sheet that would result in an adjustment to the stockholders' equity indicated thereon by more than $50,000, it will deliver a detailed statement describing its objections to the Stockholder Representative within 60 days of the Closing. The Parent and the Stockholder Representative will use reasonable efforts to resolve any such objections themselves. If the Parent and the Stockholder Representative do not obtain a final resolution within 30 days after the Stockholder Representative has received the statement of objections, however, the Parent and the Stockholder Representative will select an accounting firm mutually acceptable to them to resolve any remaining objections. If the Parent and the Seller are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms). The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the Parties and such determination shall be made within six months of the Closing Date. The Projected Closing Date Balance Sheet as finally agreed to shall be the "Final Closing Date Balance Sheet".

     (d) Expenses of Accounting Firm. In the event the Parent and the Stockholder Representative submit any unresolved objections to an accounting firm for resolution as provided in Section 1.15(c), the Parent and the Stockholder Representative will share responsibility for the fees and expenses of the accounting firm as follows:

          (i) if the accounting firm resolves all of the remaining objections in favor of the Parent (the amount so determined is referred to herein as the "Low Amount"), the Stockholder Representative will be responsible for
          ----------
     all of the fees and expenses of the accounting firm;

          (ii) if the accounting firm resolves all of the remaining objections in favor of the Stockholder Representative (the amount so determined is referred to herein as the "High Amount"), the Parent will be responsible
                                -----------
     for all of the fees and expenses of the accounting firm; and

          (iii) if the accounting firm resolves some of the remaining objections in favor of the Parent and the rest of the remaining objections in favor of the Stockholder Representative (the amount so determined is referred to herein as the "Actual Amount"), the Stockholder Representative
                                -------------
     will be responsible for that fraction of the fees and expenses of the accounting firm equal to (x) the difference between the High Amount and the Actual Amount over (y) the difference between the High Amount and the Low Amount, and the Parent will be responsible for the remainder of the fees and expenses.

     Parent shall pay the entire cost of the fees and expenses of such accounting firm and shall be entitled to be reimbursed for the portion of such cost for which the Shareholder Representative is responsible from the Escrow without regard to the limitations set forth in Section 8.1(e).

     (e) Books, Records. The Parent will make the books, records and financial staff of the Surviving Corporation available to the Stockholder Representative and his accountants and other representatives, and the Stockholder Representative will make the work papers and backup materials used in preparing the Projected Closing Date Balance Sheet available to the Parent and its accountants and other representatives, in each case at reasonable times and upon reasonable notice at any time during (A) the review by the Parent of the Projected Closing Date Balance Sheet and (B) the resolution by the parties of any objections thereto.

     (f) Final Adjustments. In the event the amount of the Company's total stockholders' equity reflected in the Projected Closing Date Balance Sheet exceeds the amount of total stockholders' equity in the Final Closing Date Balance Sheet by more than $50,000, the Parent shall be entitled to make a claim against the Escrow Account for that number of shares of Parent Common Stock equal to the quotient of the amount of such excess dividend by the Closing Average Price. In the event the amount of the Company's total stockholders' equity reflected in the Projected Closing Date Balance Sheet is less than the amount of total stockholders' equity in the Final Closing Date Balance Sheet by more than $50,000, the Parent shall issue to the Company's stockholders (on a pro rata basis) that number of shares of Parent Common Stock equal to the quotient of the amount of such deficiency divided by the Closing Average Price.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II (the "Company Disclosure Schedule"):

     SECTION 2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     SECTION 2.2 Articles of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of its Articles of Incorporation and By-Laws as amended to date. Such Articles of Incorporation and By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or By-Laws.

     SECTION 2.3 Capitalization. The authorized capital stock of the Company consists of (i) 10,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of preferred stock, no par value per share ("Preferred Stock") of which 3,000,000 shares have been designated as Series A Preferred Stock (the "Series A Preferred Stock"). As of September 30, 1996, (a) 2,494,000 shares of Company Common Stock and 2,448,000 shares of Series A Preferred Stock, respectively, were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (b) 767,000 shares of Company Common Stock were reserved for future issuance pursuant to outstanding stock options granted under the Company Stock Option Plan, (c) 27,000 shares of Preferred Stock were reserved for future issuance pursuant to outstanding stock options granted outside the Company Stock Option Plan, and (d) 2,475,000 shares of Company Common Stock were reserved for issuance upon conversion of the Preferred Stock (including 27,000 shares of Preferred Stock to be issued upon exercise of stock options therefor). Upon the conversion of the Preferred Stock (including any Series A

Preferred Stock to be issued upon exercise of any stock option) there will be outstanding an additional 2,475,000 shares of Company Common Stock. Other than stock options granted to employees pursuant to the Company Stock Option Plan in the ordinary course and the exercise of outstanding Stock Options, no material change in such capitalization has occurred between June 30, 1996 and the date hereof. Except as set forth in Section 2.3 or Section 2.11 of the Company Disclosure Schedule, there are no other options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in Section 2.3 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock.

     SECTION 2.4 Authority Relative to this Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the Requisite Approvals as hereinafter defined). The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement, and has unanimously recommended that the Company's stockholders approve and adopt this Agreement, the Merger and the Conversion (as hereinafter defined). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, and general principles of equity whether such proceeding is in equity or in law.

     (b) The affirmative vote of the holders of 66 2/3 of the outstanding shares of Company Common Stock and Preferred Stock each voting as a separate class are the only votes (the "Merger Approval") of any series of the Company's capital stock necessary to approve this Agreement and the Merger. The affirmative votes of the holders of 66 2/3% of the outstanding shares of Preferred Stock are the only votes required to automatically convert (the "Conversion") all outstanding shares of Preferred Stock into shares of the Company Common Stock (the "Conversion Approval", and together with the Merger Approval, the "Requisite Approvals"). The Stockholder Agreements delivered to Parent as of the date of this Agreement have been signed by the holders of at least 66 2/3 of the outstanding shares of

Company Common Stock (assuming the exercise of all outstanding options to purchase Company Common Stock), and the holders of at least 66 2/3 of the outstanding Preferred Stock, respectively (assuming the exercise of all outstanding options to purchase Preferred Stock).

     SECTION 2.5  No Conflict; Required Filings and Consents.

     (a)  Section 2.5(a) of the Company Disclosure Schedule includes a list of
(i) all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, standby letters of credit, equipment leases or lease purchase agreements to which the Company is a party or by which it is bound and (ii) all contracts, agreements, commitments or other understandings or arrangements to which the Company is a party or by which it or any of its properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in each case, payments or receipts by the Company of less than $50,000 in any single instance but not more than $150,000 in the aggregate (together, "Material Contracts").

     (b) Except as disclosed in Section 2.5(b) of the Company Disclosure Schedule, (1) the Company has not breached, is not in default under, and has not received written notice of any breach of or default under, any of the Material Contracts, (2) to the best knowledge of the Company, no other party to any of the Material Contracts has breached or is in default of any of its obligations thereunder, and (3) each of the Material Contracts is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that are immaterial in amount and significance.

     (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of the Company, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default under), or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a security interest, lien, claim, encumbrance or any other restriction on any of the properties or assets of the Company pursuant to, any Material Contract to which the Company is a party or by which the Company or any of its properties is bound or affected.

     (d) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state or provincial governmental or regulatory authority except for applicable requirements, if any, of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities

Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), state securities laws ("Blue Sky Laws"), and the filing and recordation of appropriate merger or other documents as required by the CGCL.

     SECTION 2.6  Compliance, Permits.

     (a) Except as disclosed in Section 2.6(a) of the Company Disclosure Schedule, to its knowledge, the Company is not in conflict with, or in default or violation of any Law applicable to the Company or by which any of its properties is bound or affected.

     (b) Except as disclosed in Section 2.6(b) of the Company Disclosure Schedule, the Company holds all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are necessary for the operation of the business of the Company as it is now being conducted (collectively, the "Company Permits"). The Company is in compliance with the terms of the Company Permits, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     SECTION 2.7  Financial Statements.

     (a) Attached to the Company Disclosure Schedule are (i) the audited balance sheets of the Company as of December 31, 1995, together with the related statements of income, cash flows and stockholders' equity for the period then ended, (the "Audited Financial Statements"), and (ii) the unaudited balance sheets of the Company as of June 30, 1996 and the related statements of income and cash flows for the six-month period then ended (the "Unaudited Financial Statements", and together with the Audited Financial Statements, collectively the "Financial Statements").

     (b) Except as set forth in Section 2.7(b) of the Company Disclosure Schedule, each of the Financial Statements was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of the Company as at the respective dates thereof and the results of its operations, cash flows and stockholder equity for the periods indicated, except that the Unaudited Financial Statements are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and do not contain complete footnotes required by generally accepted accounting principles.

     SECTION 2.8  Absence of Certain Changes or Events.  Except as set forth in
Section 2.8 of the Company Disclosure Schedule, since June 30, 1996, the Company has conducted its business in the ordinary course and there has not occurred:
(a) any Material Adverse Effect; (b) any amendments or changes in the Articles of Incorporation or By-laws of the Company; (c) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that has had or could reasonably be expected to have a Material

Adverse Effect; (d) any material change by the Company in its accounting methods, principles or practices; (e) any material revaluation by the Company of any of its assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business; (f) any other action or event that would have required the consent of Parent pursuant to Section 4.1 had such action or event occurred after the date of this Agreement; or (g) any sale of the property or assets of the Company, except in the ordinary course of business.

     SECTION 2.9  No Undisclosed Liabilities.  Except as is disclosed in Section
2.9 of the Company Disclosure Schedule, the Company has no liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) adequately provided for in the Financial Statements, (b) incurred since July 1, 1996 in the ordinary course of business consistent with past practice, or (c) incurred in connection with this Agreement.

     SECTION 2.10 Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any properties or rights of the Company before any federal, state or provincial court, arbitrator or administrative, governmental or regulatory authority or body.

     SECTION 2.11  Employee Benefit Plans, Employment Agreements.

     (a) Section 2.11 (a) of the Company Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare plans (as defined in Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation agreement, written or otherwise, for the benefit of, or relating to, any present or former employee (including any beneficiary of any such employee) of, the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code (all such plans, practices and programs are referred to as the "Company Employee Plans"). There have been made available to Parent copies of (i) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, and (ii) the most recent Internal Revenue Service determination letter with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code.

     (b) (i) Except in each case as set forth in Section 2.11(b) of the Company Disclosure Schedule, none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, and neither the Company nor any ERISA Affiliate has ever maintained, contributed to, or been required to contribute to, any plan that is or was a "multiemployer plan" as such term is defined in Section 3(37) of ERISA, a pension plan subject to Title IV of ERISA or a plan subject to Part 3 of Title I of ERISA; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975
of the Code, with respect to any Company Employee Plan, which could result in any material liability of the Company; (iii) all Company Employee Plans are in compliance in all material respects with the requirements prescribed by any and all Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company has performed all material obligations required to be performed by it under, is not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Company Employee Plans; (iv) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; and (v) there are no lawsuits or other claims (other than claims for benefits in the ordinary course) pending or, to the best knowledge of the Company, threatened with respect to any Company Employee Plan.

     (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company who holds (i) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any other right, directly or indirectly, to acquire Company Common Stock, together with the number of shares of Company Common Stock subject to such right. Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of such ISOs, such nonqualified options and such other rights.

     (d) Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete list of: (i) all employment agreements with officers of the Company or; (ii) all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $75,000 (iii) all employees of, or consultants to, the Company who have executed a non-competition agreement with the Company; (iv) all severance agreements, programs and policies of the Company with or relating to its employees, in each case with outstanding commitments exceeding $75,000, excluding programs and policies required to be maintained by law; and (v) all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions.

     SECTION 2.12 Labor Matters. Except as set forth in Section 2.12 of the Company Disclosure Schedule: (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company and any of its employees; (ii) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor does the Company know of any activities or proceedings of any labor union to organize any such employees; and (iii) the Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company.

     SECTION 2.13 Restrictions on Business Activities. Except for this Agreement or as set forth in Section 2.13 of the Company Disclosure Schedule, to the best of the Company's knowledge, there is no agreement, judgement, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company any acquisition of property by the Company as currently conducted or as proposed to be conducted by the Company.

     SECTION 2.14 Title to Property. Except as set forth in Section 2.14 of the Company Disclosure Schedule, the Company has good and marketable title to all of its properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, all leases pursuant to which the Company leases from others real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default). The Company does not own any real property.

     SECTION 2.15  Taxes.

     (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including, without limitation, (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and
(ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

     (b) Other than as disclosed in Section 2.15(b) of the Company Disclosure Schedule, (1) all Tax Returns of, relating to or which include the Company which are required to have been filed have been filed on a timely basis with the appropriate authorities and all such Tax Returns are true, correct and complete in all respects, (2) all Taxes required to have been paid by the Company have been paid in full on a timely basis to the appropriate authorities and (3) all Taxes or other amounts required to have been collected or withheld by the Company have been timely and properly collected or withheld.

     (c) Other than as disclosed in Section 2.15(c) of the Company Disclosure Schedule, (1) no Taxing authority has asserted in writing any adjustment, deficiency, or assessment that could result in additional Tax for which the Company is or may be liable, (2) there is no pending audit, examination, investigation, dispute, proceeding or claim for which the Company has received notice relating to any Tax for which the Company is or may be liable, (3) no statute of limitations with respect to any Tax for which the Company is or may be liable has been waived or extended, (4) the due date of any Tax Returns that the Company is required to file has not been extended, and (5) the Company is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding.

     (d) There are no liens on any of the assets of the Company which arose in connection with any failure or asserted failure to pay any Tax, other than liens for current Taxes not yet due and payable.

     (e) The Company is not a party to any contract, agreement, plan or arrangement concerning employment or the performance of services that, individually or collectively, could give rise to any payment that would be non-deductible by reason of Sections 280G or 404 of the Code, or that would exceed a reasonable allowance for salaries or other compensation for personal services actually rendered, as such payments relate to periods ending on or before the Closing Date.

     (f) The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return, and the Company is not liable for the Taxes of any person under Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law) as transferee or successor, by contract or otherwise.

     (g) Copies of (1) any Tax examinations, (2) extensions of statutory limitations, (3) the federal, state and local income Tax Returns of the Company, and (4) correspondence between the Company and all Taxing authorities for its last three (3) taxable years have previously been furnished to the Parent and such Tax Returns are true, correct and complete.

     SECTION 2.16 Environmental Matters. Except as set forth in Section 2.16 of the Company Disclosure Schedule, the Company: (i) has obtained all Approvals which are required to be obtained under all applicable federal, state or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its respective agents ("Environmental Laws"); (ii) is in compliance with all terms and conditions of such required Approvals, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; and (iii) as of the date hereof, is not aware of nor has received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste.

     SECTION 2.17  Intellectual Property.   The patents, patent applications,
trademarks, service marks, trade names, corporate names, copyrights, trade secrets or other proprietary rights necessary to the conduct of the business of the Company are owned by or licensed to the Company and listed in Section 2.17 of the Company Disclosure Schedule. The Company has not licensed from any third party any proprietary rights or, to the best of its knowledge, infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties. To the Company's knowledge, no activity of any third party infringes upon the rights of the Company to the items listed in Section 2.17 of the Company Disclosure Section. The Company has good title to all of the trademarks and trade names listed in Section 2.17 of the Company Disclosure Section hereto free and clear of any lien, charge, license or other encumbrance.

     SECTION 2.18 Immigration Compliance. Except as set forth in Section 2.18 of Company Disclosure Schedule:

     (a) The Company is in compliance with all applicable federal, state and local laws, rules, directives and regulations relating to the employment authorization of its employees (including, without limitation, the Immigration Reform and Control Act of 1986, as amended and supplemented, and Section 212(n) and 274A of the Immigration and Nationality Act, as amended and supplemented, and all implementing regulations relating thereto), and the Company has not employed nor is it currently employing any unauthorized aliens (as such term is defined under 8 CFR 27a.1(a)).

     (b) The Company has not received any notice from the Immigration and Naturalization Service (the "INS") or the U.S. Department of Labor (the "DOL") of the disapproval or denial of any visa petition or entry permit pending before the INS or labor certification pending before the DOL on behalf of any employee or prospective employee of the Company.

     (c) Section 2.18 (c) of the Company Disclosure Schedule contains a true, complete and accurate list of all non-immigrant or immigrant visa petitions and entry permits pending before the INS and labor certifications pending before the DOL on behalf of any of the employees or prospective employees of the Company.

     SECTION 2.19 Insurance. All fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies maintained by the Company are as set forth in Section 2.19 of the Company Disclosure Schedule, and all such policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its respective properties and assets.

     SECTION 2.20 Accounts Receivable. The accounts receivable of the Company as reflected in the most recent Financial Statements, to the extent uncollected on the date hereof and the accounts receivable reflected on the books of the Company are valid and existing and represent monies due, and the Company has made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof, except for such refunds, adjustments, defenses, rights of setoff, assignments, restrictions, encumbrances or conditions as could not reasonably be expected to have a Material Adverse Effect.

     SECTION 2.21 Pooling Matters. The management letter provided by the Company to Ernst & Young LLP ("E&Y") and Price Waterhouse LLP ("PW") for purposes of their opinions to be delivered pursuant to Section 6.2(e) is true and correct and, to the best of the Company's knowledge after consulting with its independent accountants, there exists no other information not disclosed by the Company to E&Y and PW that bears on the ability of Parent to account for the Merger as a pooling of interests. If requested, the President or Chief Financial Officer of the Company will execute such documentation on behalf of the Company as is reasonably required by Parent's independent public accountants as necessary to facilitate the treatment of the Merger as a pooling of interests. The failure of this representation to be true and correct, shall, if the Merger is not able to be accounted for as a pooling of interests, constitute a breach of this Agreement by the Company for the purposes of Section 7.1(f).

     SECTION 2.22 Brokers. No broker, finder or investment banker, other than Canaan Ventures, Inc. ("Canaan Ventures"), the fees and expenses of which will be paid by the Company, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or affiliates. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Canaan Ventures pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

     SECTION 2.23 Change in Control Payments. Except as set forth on Section 2.11(d) or Section 2.23 of the Company Disclosure Schedule, the Company has no plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments may be required or acceleration of benefits may be required upon a change of control of the Company.

     SECTION 2.24 Expenses. Section 2.24 of the Company Disclosure Schedule attached hereto sets forth a description of all of the estimated expenses of the Company which the Company expects to incur, or has incurred, in connection with the transactions contemplated by this Agreement, it being understood that these estimates are made as of the date hereof and that the actual amounts may vary.

     SECTION 2.25 Full Disclosure. No representation or warranty made by the Company contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by the Company to Parent or Merger Sub in, or pursuant to the provisions of, this Agreement, including without limitation the Company Disclosure Schedule, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III (the "Parent Disclosure Schedule"):

     SECTION 3.1 Organization and Qualification; Subsidiaries. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted. Each of Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.2 Charter and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of its Articles of Organization and By-Laws, as amended to date. Such Articles of Organization and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Articles of Organization or By-Laws.

     SECTION 3.3 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against each of them in accordance with its terms.

     SECTION 3.4  No Conflict, Required Filings and Consents.

     (a) Except as set forth in Section 3.4(a) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not,
(i) conflict with or violate the Articles of Incorporation or By-Laws of Parent or Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect.

     (b) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, and the filing and recordation of appropriate merger or other documents as required by the CGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and would not have a Material Adverse Effect.

     SECTION 3.5  SEC Filings; Financial Statements.

     (a) Parent has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") and has heretofore delivered to the

Company, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the fiscal year ended June 29, 1996, all proxy statements relating to Parent's meeting of stockholders to be held November 21, 1996, (iv) all other reports or registration statements filed by Parent with the SEC since April 11, 1996, and
(v) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     SECTION 3.6 Pooling Matters. Neither Parent nor any of its affiliates has, to Parent's knowledge and based upon consultation with its independent accountants, taken or agreed to take any action that could affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. If requested, the President or Chief Financial Officer of Parent will execute such documentation on behalf of the Parent as is reasonably required by its independent accountants as necessary to facilitate the treatment of the Merger as a pooling of interest for accounting purposes. The failure of this representation to be true and correct, shall, if the Merger is not able to be accounted for as a pooling of interests, constitute a breach of the Agreement by Parent for the purposes of Section 7.1(f).

     SECTION 3.7  Ownership of Merger Sub; No Prior Activities.

     (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

     (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                                  ARTICLE IV

                    CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, the Company shall conduct its business only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice other than actions taken by the Company in contemplation of the Merger; and the Company shall use all reasonable commercial efforts to preserve substantially intact the business organization of the Company, to keep available the services of the present officers, employees and consultants of the Company and to preserve the present relationships of the Company with customers, suppliers and other persons with which the Company has business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

     (a) amend or otherwise change the Articles of Incorporation or By-Laws of the Company;

     (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company (except for the issuance of shares of Company Common Stock issuable pursuant to Stock Options which were granted under either the Company Stock Option Plan and are outstanding on the date hereof or in connection with the Conversion or other conversion of the Preferred Stock into shares of Company Common Stock);

     (c) sell, pledge, dispose of or encumber any assets (tangible or intangible) of the Company except for (i) dispositions of obsolete or worthless assets and (ii) sales of immaterial assets not in excess of $25,000 in the aggregate;

     (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (except for the issuance of shares of Company Common Stock issuable pursuant to Stock Options which were granted under either the Company Stock Option Plan and are outstanding on the date hereof or in connection with the Conversion or other conversion of the Preferred Stock into shares of Company Common Stock), or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities, including without limitation, shares of Company Common Stock, Preferred Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, or propose to do any of the foregoing;

     (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances;
(iii) enter into or amend any material contract or agreement; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $50,000 for the Company; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e);

     (f) other than as contemplated by Schedule 4.1(f), increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

     (g) except as set forth in Sections 2.8(c), (d) and (e) of the Company Disclosure Schedule, take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

     (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations;

     (i) except as required by the express terms thereof, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice; or

     (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1 (a) through (i) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     SECTION 4.2  No Solicitation.

     (a)  Until the earlier of the termination of this Agreement pursuant to
Article VII or November 27, 1996 (or December 31, 1996 if the Company's right to terminate this Agreement is extended under the circumstances set forth in
Section 7.1(b)), the Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company, (i) solicit, initiate or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"),
(ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal.

     (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs the Board of Directors of the Company that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing.

     (c) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

     (d) The Company shall ensure that the officers, directors and employees of the Company and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.2.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.1 Stockholder Meeting. The Company shall seek to obtain by written consent, or shall call and hold a meeting of the stockholders of the Company to be held as promptly as practicable and in accordance with applicable laws for the purpose of obtaining, the approval of the Merger, this Agreement, the Conversion, and the transactions contemplated hereby as soon as practicable after the date of this Agreement.
The Company shall use its best efforts to obtain the approval of (i) all of its stockholders in respect of the Merger, this Agreement and in respect of the transactions contemplated hereby; (ii) holders of its Preferred Stock in respect of the Conversion; and shall take all other action necessary, appropriate or advisable to secure the vote or consent of all of the Company's stockholders to obtain such approvals.

     SECTION 5.2 Access to Information; Confidentiality. Upon reasonable notice, the Company and Parent shall each afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period from the date of this Agreement to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request.

     SECTION 5.3 Consents; Approvals. The Company and Parent shall each use their best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby, in each case as promptly as practicable. The Company and Parent shall furnish promptly all information required to be included in any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

     SECTION 5.4 Agreements with Respect to Affiliates. The Company shall deliver to Parent a letter (the "Affiliate Letter") identifying all persons who are, at the time of the Company Stockholders Meeting, "affiliates" of the Company under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (an "Affiliate Agreement") in connection with restrictions on affiliates in respect of pooling of interests accounting treatment, in substantially the form of
Exhibit 5.4.

     SECTION 5.5 Stockholder Agreement and Investment Letter. The Company shall use its best efforts to cause each stockholder of the Company to execute a Stockholder Agreement and Investment Letter (each a "Stockholder Agreement") in the form of Exhibit 5.5 concurrently with the execution of this Agreement or as promptly as practicable after (a) the date of this Agreement (with respect to stockholders as of the date of this Agreement) or (b) the date such persons become stockholders.

     SECTION 5.6 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to become materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.2(a) or 6.3(a) unless the failure to give such notice results in material prejudice to the other party.

     SECTION 5.7 Further Action/Tax Treatment. Upon the terms and subject to the conditions hereof each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Each of Parent, Merger Sub and the Company shall take all reasonable actions to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which to its knowledge could reasonably be expected to prevent the Merger from qualifying, (i) as a reorganization under the provisions of Section 368 of the Code and (ii) for pooling of interests accounting treatment. Further, Parent agrees (i) to use reasonable efforts to cause the Surviving Corporation to maintain the reporting position of the Company in respect of taxes payable by the Company upon the change of the Company's tax status from a personal service corporation to an accrual method C corporation and (ii) not to take any position, and to cause the Surviving Corporation not to take any position, inconsistent with the intended tax free treatment of the Merger as a reorganization under the provisions of
Section 368 of the Code, except to the extent it may be otherwise required pursuant to a contested nonappealable judgment on the merits rendered by a court of competent jurisdiction.

     SECTION 5.8 Public Announcements. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that Parent may, without the prior consent of the Company, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the Nasdaq National Market if it has used reasonable efforts to consult with the Company prior thereto.

     SECTION 5.9 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Effective Time.

     SECTION 5.10 Pooling Accounting Treatment. Each of Parent and the Company agrees not to take any action that to its knowledge could reasonably be expected to adversely affect the ability of Parent to treat the Merger as a pooling of interests, and each of Parent and the Company agrees to take such action as may be reasonably required to negate the impact of any past actions which to its knowledge could reasonably be expected to adversely impact the ability of Parent to treat the Merger as a pooling of interests. The taking by Parent or the Company of any action prohibited by the previous sentence, or the failure of Parent or the Company to take any action required by the previous sentence, shall, if the Merger is not able to be accounted for as a pooling of interests, constitute a breach of this Agreement by Parent or the Company, as the case may be, for the purposes of Section 7.1(f).

     SECTION 5.11 Listing of Parent Shares. Parent shall use its best efforts to cause the Parent Shares to be issued in the Merger to be approved for quotation, upon official notice of issuance, on the Nasdaq National Market.

     SECTION 5.12 Eligibility for Subchapter S Election. The Company covenants and agrees that at least one day prior to and through the Closing it shall be a "small business corporation" as defined in Section 1361(b) of the Code but without regard to paragraph (1)(c) thereof.

     SECTION 5.13 Payment of Management Performance Bonuses. Parent shall cause the Surviving Corporation to pay to Ron English and Guy Vaillancourt their respective Performance Bonuses after December 31, 1996 but on or before January 15, 1997.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     SECTION 6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Requisite Approvals. This Agreement, the Merger and the Conversion shall have received the Requisite Approvals;

     (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal; and

     (c) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement.

     (d) Hart-Scott-Rodino Act. The waiting period, if required, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have terminated or expired.

     SECTION 6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects at and as of the date made, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the Company;

     (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the President and the Chief Financial Officer of the Company;

     (c) Consents Obtained. The Company shall have obtained all of the consents, waivers, approvals, authorizations or orders listed on Schedule 6.2(c), and shall have made all the filings listed on Schedule 6.2(c);

     (d) Opinion of Counsel to the Company. Parent shall have received an opinion of Heller, Ehrman, White & McAuliffe, counsel to the Company, in form and substance reasonably satisfactory to Parent;

     (e) Opinion of Accountants. Parent shall have received an opinion of each of E&Y and PW, independent certified public accountants, to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement;

     (f) Affiliate Agreements. Parent shall have received from each person who is identified in the Affiliate Letter as an "affiliate" of the Company, an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect;

     (g) Escrow Agreement. Each of Escrow Agent, the Company and the Stockholder Representative shall have executed and delivered to Parent an Escrow Agreement substantially in the form of Exhibit 6.2(g);

     (h) Registration Rights Agreement. The Company's stockholders shall have entered into a Registration Rights Agreement with the Parent in substantially the form attached hereto as Exhibit 6.2(h) ;

     (i) Fairness Opinion. The Board of Directors shall have received a "fairness opinion" in respect of the transactions contemplated by this Agreement from A.G. Edwards & Sons, Inc.;

     (j) Stockholder Agreement and Investment Letter. Parent shall have received executed Stockholder Agreements from the holders of 90% of the Company's capital stock;

     (k) Company Dissenting Shares. The number of Company Dissenting Shares shall not exceed 10% of the number of outstanding shares of Company Common Stock at the Effective Time;

     (l) Average Closing Price. The average closing price of Parent Common Stock on the Nasdaq National Market System (as reported in the Eastern Edition of The Wall Street Journal) during the ten trading day period ending one day
   -----------------------
prior to the execution of this Agreement shall be equal to or greater than $26.00; and

     (m) Non-Competition Agreements. William Campbell shall have executed a non-competition agreement in the form of Exhibit 6.2(m).

     (n) Indemnification Waivers. The Parent shall have received copies of written waivers from those persons serving as directors of Application Group, Inc. as of September 30, 1994 in respect of the Company's obligation to indemnity such persons from any tax liabilities arising from the Transactions, as defined in that certain Exchange Agreement dated as of October 1, 1994 among the Company and the other parties thereto.

     SECTION 6.3 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the date made, and the Company shall have received a certificate to such effect signed by the President and the Chief Financial Officer of Parent;

     (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time Adverse Effect, and the Company shall have received a certificate to such effect signed by the President and the Chief Financial Officer of Parent;

     (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub;

     (d) Tax Opinions. The Company shall have received a written opinion of Heller, Ehrman, White & McAuliffe, in form and substance reasonably satisfactory to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code;

     (e) Opinion of Counsel to Parent. The Company shall have received an opinion of Ropes & Gray, counsel to Parent, in form and substance satisfactory to the Company;

     (f) Opinion of Accountants. The Company shall have received a copy of the opinions referred to in Section 6.2(e) above;

     (g) Registration Rights Agreement. The Parent shall have entered into a Registration Rights Agreement with the Company's stockholders in substantially the form attached hereto as Exhibit 6.2(h);

     (h) Nasdaq Listing. The Parent Shares to be issued pursuant to Section 1.7(a) shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance;

     (i) Escrow Agreement. The Company shall have received a copy of the Escrow Agreement referred to in Section 6.2(g) above; and

     (j) Affiliate Agreement. The Company shall have received copies of the Affiliates Agreements referred to in Section 6.2(f) above.

     (k) Parent Tax Representations. The Company and counsel to the Company shall have received an officers' certificate signed by the Chief Executive Officer and Chief Financial Officer to the effect set forth in Exhibit 6.3(k).

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company or Parent:

     (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

     (b) by either Parent or the Company if the Merger shall not have been consummated by November 27, 1996 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date and provided further that the Parent may extend the date in this Section 7.1(b) to that date which is three days following the end of the waiting period under the HSR Act but no later than December 31, 1996 if Parent has received a request to provide additional information under the HSR Act and Parent has executed and delivered an agreement in writing, reasonably satisfactory to the Company and its counsel, to publish financial results covering at least 30 days of combined operations of Parent and the Company as soon as practicable following January 31, 1997 but in no event later than February 28, 1997);

     (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party who has not complied with its obligations under Section 5.8 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

     (d) by Parent or the Company, if the Requisite Approvals shall not have been obtained by November 27, 1996; or

     (e) by Parent or the Company, (i) if any representation or warranty of the Company or Parent, respectively, set forth in this Agreement shall be untrue when made, or (ii) upon a breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement, such that the conditions set forth in Section 6.2(a) or 6.2(b), or Section 6.3(a) or 6.3(b), as the case may be, would not be satisfied (either (i) or (ii) above being a "Terminating Breach"), provided, that, if such Terminating Breach is curable prior to

November 27, 1996 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.1(e); or

     (f) by Parent, if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 6.2(a) would not be satisfied, or by the Company, if any representation or warranty of Parent shall have become untrue such that the condition set forth in Section 6.3(a) would not be satisfied, in either case other than by reason of a Terminating Breach.

     SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in
Section 7.3 hereof, and (ii) nothing herein shall relieve any party from liability for any breach hereof.

     SECTION 7.3 Fees and Expenses. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Parent shall, following the Closing Date, cause the Company to pay all fees and expenses which have been taken into account for the purposes of determining the adjustments to the Exchange Ratio pursuant to Section 1.15 in a timely manner in and accordance with the Company's obligations with respect thereto.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

     SECTION 8.1  Indemnification.

     (a)  Charters and By-Laws.  Parent agrees that all rights to
          --------------------
indemnification or exculpation now existing in favor of the employees, agents, directors or officers of the Company (the "Company Indemnified Parties") as provided in its charter or By-Laws shall continue in full force and effect for a period of not less than six years from the Closing Date; provided, however,
                                                         --------  -------
that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Any determination required to be made with respect to whether a Company Indemnified Party's conduct complies with the standards set forth in the charter or By-Laws of the Company or otherwise shall be made by independent counsel selected by the Company Indemnified Party reasonably satisfactory to the Surviving Corporation (whose fees and expenses shall be paid by the Surviving Corporation).

     (b)  Survival of Representations and Warranties.
          ------------------------------------------

          (i) The representations and warranties of the Company made in this Agreement and in the documents and certificates delivered in connection herewith shall survive the Merger until the earlier of (i) the release of the independent auditor's report on the Parent's financial statements for the fiscal year ending on June 28, 1997 or (ii) October 12, 1997 (the "Indemnity Period") and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

          (ii) No claim for indemnification under this Section 8.1 for breach of a representation or warranty may be commenced after the Indemnity Period, provided, however, that claims made within the applicable time
             --------  -------
     period shall survive to the extent of such claim until such claim is finally determined and, if applicable, paid.

     (c)  Indemnification of the Parent and Merger Sub.  By their approval of
          --------------------------------------------
this Agreement and their acceptance of the Merger Consideration, the Stockholders agree that the Escrow Account established under the Escrow Agreement shall be available to indemnify, defend, protect, and hold harmless each of Parent, Merger Sub, the Surviving Corporation and each of their respective subsidiaries and affiliates (each in its capacity as an indemnified party, an "Indemnitee") under this Section 8.1 at all times from and after the date of this Agreement from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) (collectively "Damages") incurred by such Indemnitee as a result of or incident to (i) any breach of any representation or warranty of the Company set forth herein or in any certificate or other document delivered in connection herewith (as such representation or warranty would read if all qualifications as to materiality were deleted from it), (ii) any breach or nonfulfillment by the Company, or any noncompliance by the Company with, any covenant, agreement, or obligation contained herein or in any certificate or other document delivered in connection herewith, and (iii) penalties and interest imposed or otherwise declared due by the Internal Revenue Service in respect of taxes payable by the Company upon the change of the Company's tax status from a personal service corporation to an accrual method C corporation, in each case, with respect to which a claim for indemnification is brought by an Indemnitee within the Indemnity Period if any described in Section 8.1(b).

     (d)  Third Person Claims.  Promptly after an Indemnitee has received notice
          -------------------
of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnitee shall, as a condition precedent to a claim with respect thereto being made against the Escrow Agreement, give the Stockholder Representative written notice of such claim or the commencement of such action or proceeding; provided, however, that the failure to give such notice will not
               --------  -------
effect the Indemnities' right to indemnification hereunder with respect to such claim, action or proceeding, except to the extent that the Stockholder Representative has, or the Stockholders have, been actually prejudiced as a result of such failure. If the Stockholder Representative notifies the Indemnitee within 30 days from the receipt of the foregoing notice that he wishes to defend against the claim by the Third Person and if the estimated amount of the claim, together with all other claims made against the Escrow Funds that have not been settled, is less than the remaining balance of the Escrow Funds, then the Stockholder Representative shall have the right to assume and control the defense of the claim by appropriate proceedings with counsel reasonably acceptable to Indemnitee, and the Stockholder Representative shall be entitled to reimbursement out of the Escrow Funds for such defense. The Indemnitee may participate in the defense, at its sole expense of any such claim for which the Stockholder Representative shall have assumed the defense pursuant to the preceding sentence, provided that counsel for the Stockholder Representative shall act as lead counsel in all matters pertaining to the defense or settlement of such claims, suit or proceedings; provided, however, that Indemnitee shall
                                     --------  -------
control the defense of any claim or proceeding that in Indemnitee's reasonable judgment could have a material and adverse effect on Indemnitee's business apart from the payment of money damages. The Indemnitee shall be entitled to indemnification for the reasonable fees and expenses of its counsel for any period during which the Stockholder Representative has not assumed the defense of any claim. Whether or not the Stockholder Representative shall have assumed the defense of any claim, neither the Indemnitee nor the Stockholder Representative shall make any settlement with respect to any such claim, suit or proceeding without the prior consent of the other, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that in situations where failure to settle a claim expeditiously could have an adverse effect on the party wishing to settle, the failure of a party controlling the defense to act upon a request for consent to such settlement within five business days of receipt of notice thereof shall be deemed to constitute consent to such settlement for purposes of this Section 8.1.

     (e)  Limitations on Indemnification.  No Indemnified Party shall be
          ------------------------------
entitled to indemnification under this Section 8.1 for Damages relating to breaches of representations and warranties set forth herein or in any certificate or document delivered in connection herewith until the aggregate amount of Damages incurred by such person or persons exceeds $250,000 (the "Indemnification Basket"), in which event such persons shall be entitled to indemnification for the entire aggregate cumulative amount of all Damages;

provided, however, that with respect to any claims for Damages in respect of
--------  -------
clause (iii) of paragraph (c) above, an Indemnified Party shall be entitled to indemnification under this Section 8.1 for the entirety of such Damages subject to a maximum amount of $175,000, which amounts, if any, shall not be credited towards the Indemnification Basket, provided that any Damages in respect of clause (iii) of paragraph (c) above in excess of $175,000 shall be credited toward the Indemnification Basket..

     (f)  Method of Payment.  All claims for indemnification shall be paid
          -----------------
solely from the Escrow Account and no Stockholder shall have any personal obligation to indemnify Parent, or Merger Sub or Surviving Corporation under this Section 8.1. To the extent that Parent, Merger Sub, or the Surviving Corporation makes a claim against the Escrow Account pursuant to the Escrow Agreement, and such claim is paid in shares of Parent Common Stock, then for purposes of such payment, the shares of Parent Common Stock shall be valued at the Average Price; provided, that for purposes of claims
                                      --------
against the Escrow Account pursuant to Section 1.15(f) hereof, the shares of Parent Common Stock shall be valued at the Closing Average Price.

     SECTION 8.2  Survival, Etc.

     (a) The agreements set forth in Section 8.1 shall survive independently and Article I and Section 5.7 shall survive the Effective Time indefinitely and those set forth in Section 7.3 shall survive such termination indefinitely.

     (b) Any disclosure made with reference to one or more sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed only with respect to such section or sections.

     SECTION 8.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a)  If to Parent or Merger Sub:

          The Registry, Inc.
          189 Wells Avenue
          Newton, MA 02159
          Attention:  General Counsel

          Telephone No.:  (617) 527-6886
          Telecopier No.:  (617) 527-6999

     With a copy to:

          Ropes & Gray
          One International Place
          Boston, MA  02110
          Attention:  Keith F. Higgins, Esq.

          Telephone No.: (617) 951-7000
          Telecopier No.: (617) 951-7050

     (b)  If to the Company:

          Application Resources, Inc.

          300 Montgomery Street, Suite 200
          San Francisco, CA 94104
          Attention:  President

          Telephone No.:   (415) 772-9899
          Telecopier No.:   (415) 765-5250

          With a copy to:

          Heller, Ehrman, White & McAuliffe
          525 University Avenue, Suite 1100
          Palo Alto, CA 94301
          Attention:  Sarah A. O'Dowd, Esq.

          Telephone No.: (415) 324-7000
          Telecopier No.: (415) 324-0638

     SECTION 8.4 Certain Definitions. For purposes of this Agreement, the term:

     (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

     (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

     (c) "business day" means any day other than a day on which banks in The Commonwealth of Massachusetts are required or authorized to be closed;

     (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

     (e) "knowledge" means, with respect to the Company or the Parent, the actual knowledge of the officers of the Company or the Parent, as applicable, plus all facts and circumstances such persons would have discovered upon a reasonable investigation of the subject matter; provided, however, that with respect to Sections 2.21 and 3.6 "knowledge" shall mean actual knowledge of such officers after consultations with their respective independent auditors but without any independent investigation of the rules relating to pooling of interest accounting;

     (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

     (g) "subsidiary" or "subsidiaries" of the Company, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 8.5 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.6 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.7 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     SECTION 8.9 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     SECTION 8.10 Assignment; Guarantee of Merger Sub Obligations. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate thereof provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Merger Sub of all the obligations hereunder of Merger Sub or any such assignees.

     SECTION 8.11 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.6 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

     SECTION 8.12 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 8.13 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the conflict of laws principles thereof.

     SECTION 8.14 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                         THE REGISTRY INC.

                         By:       /s/ G. DREW CONWAY
                             -----------------------------
                             G. Drew Conway
                             President


                         ARI ACQUISITION CORP.

                         By:      /s/ G. DREW CONWAY
                             -----------------------------
                             G. Drew Conway
                             President


                         APPLICATION RESOURCES, INC.

                         By:       /s/ RON ENGLISH
                             ---------------------------------
                             Ronald E. English
                             President